Exhibit 99.2

PUBLIC

NOTICE OF REVOLVER AND TERM A AMENDMENT AND WAIVER

May 13, 2008

To:	Each of the Lenders under and as defined in the Term B Credit Agreement defined below.

Re:	Notice of Revolver and Term A Amendment and Waiver (this “Notice”)

Ladies and Gentlemen:

Reference is hereby made to that certain (a) Revolving Credit Agreement dated as of August 31, 2005, executed by Standard Pacific Corp. (“Borrower”), Bank of America, N.A. (“Bank of America”), as Administrative Agent and L/C Issuer, and the Lenders defined therein (such Lenders are collectively, the “Revolver Lenders” and individually a “Revolver Lender”) (as amended, the “Revolving Credit Agreement”), (b) Term Loan A Credit Agreement dated as of May 5, 2006, by and among Borrower, Bank of America, as Administrative Agent, and each of the Lenders defined therein (such Lenders are collectively, the “Term A Lenders” and individually a “Term A Lender”) (as amended, the “Term A Credit Agreement”), and (c) that certain Term Loan B Credit Agreement dated as of May 5, 2006, by and among Borrower, Bank of America, as Administrative Agent (in such capacity, “Administrative Agent”), and each of the Lenders defined therein (such Lenders are collectively, the “Lenders” and individually a “Lender”) (as amended, the “Term B Credit Agreement”). Unless otherwise defined herein, capitalized terms shall have the same meanings as specified therefor in the Term B Credit Agreement.

1. Notice of Amendment of Revolving Credit Agreement and Term A Credit Agreement.

Pursuant to that certain Fourth Amendment to and Waiver Under Revolving Credit Agreement and Third Amendment to and Waiver Under Term Loan A Credit Agreement executed as of May 13, 2008 to be effective as of April 1, 2008, by and among Borrower, Bank of America, each Revolver Lender and Term A Lender party thereto, and certain other parties (the “Revolver and Term A Amendment and Waiver”), a copy of which is attached hereto as Exhibit A, certain covenants and defined terms in the Revolving Credit Agreement and the Term A Credit Agreement have been modified. Pursuant to Section 11.1 of the Term B Credit Agreement, any modifications of the provisions of the Revolving Credit Agreement and Term A Credit Agreement that correspond to Sections 3.5, 3.6, any Section of Article 7, any Section of Article 8, or Sections 9.1(c) through (o) (and related definitions) of the Term B Credit Agreement (collectively, the “Auto-Amend Provisions”), shall also automatically modify the Auto-Amend Provisions in the Term B Credit Agreement. Borrower and Administrative agent hereby notify Lenders that such Auto-Amend Provisions in the Term B Credit Agreement have been modified to the extent so modified in the Revolver and Term A Amendment.

Notice of Amendment and Waiver

2. Notice of Waiver of Revolving Credit Agreement and Term A Credit Agreement.

Pursuant to, and subject to the conditions set forth in, the Revolver and Term A Amendment and Waiver, each Revolver Lender and Term A Lender party thereto waived (and as applicable extended its prior waivers), at all times through the Revolver Waiver Expiration Date and the Term A Waiver Expiration Date (each as defined in the Revolver and Term A Amendment and Waiver), any violations of (a) (i) Section 8.17(b) (Limitations on Investments in Homebuilding Joint Ventures), (ii) Section 8.17(d) (Limitations on Investments in Persons other than Homebuilding Joint Ventures), (iii) Section 8.18 (Consolidated Tangible Net Worth), (iv) Section 8.19 (Leverage and Unsold Land), and (v) Section 8.20 (Minimum Interest Coverage), each as set forth in the Revolving Credit Agreement and the Term A Credit Agreement, arising as a result of the application of a recently modified interpretation of the standards regarding determination of valuation allowances as set forth in FASB Statement No. 109, Accounting for Income Taxes (“FAS 109”), each for the fiscal quarters ended December 31, 2007 and March 31, 2008, and (b) (i) Section 8.17(b) (Limitations on Investments in Homebuilding Joint Ventures) and Section 8.17(d) (Limitations on Investments in Persons other than Homebuilding Joint Ventures), each as set forth in the Revolving Credit Agreement and the Term A Credit Agreement, and each as a result of the requirement that Borrower reduce its deferred tax assets by a valuation allowance under such modified interpretation of FAS 109, (ii) Section 8.18 (Consolidated Tangible Net Worth), (iii) Section 8.19 (Leverage and Unsold Land), (iv) Section 8.20 (Minimum Interest Coverage), and (v) Section 9.1(e), each effective as of April 1, 2008 and continuing through the Revolver Waiver Expiration Date and the Term A Waiver Expiration Date. Pursuant to Section 11.1 of the Term B Credit Agreement, any waiver of the provisions of the Revolving Credit Agreement and Term A Credit Agreement that correspond to Sections 3.5, 3.6, any Section of Article 7, any Section of Article 8, or Sections 9.1(c) through (o) (and related definitions) of the Term B Credit Agreement (collectively, the “Auto-Waiver Provisions”), shall also automatically waive the Auto-Waiver Provisions that correspond to Sections 3.5, 3.6, any Section of Article 7, or any Section of Article 8 in the Term B Credit Agreement and shall also automatically waive any Default or Event of Default arising under the Auto-Waiver Provisions that correspond to Sections 9.1(c) through (o) in the Term B Credit Agreement that occurred within thirty (30) days prior to the date of the waiver. Borrower and Administrative Agent hereby notify Lenders that any Auto-Waiver Provisions that correspond to Sections 3.5, 3.6, any Section of Article 7, or any Section of Article 8 in the Term B Credit Agreement have been waived, and any Default or Event of Default arising under the Auto-Waiver Provisions that correspond to Sections 9.1(c) through (o) in the Term B Credit Agreement that occurred within thirty (30) days prior to May 13, 2008 have been waived, each to the extent so waived in the Revolver and Term A Waiver.

3. ENTIRETIES. THE TERM B CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS NOTICE, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow.]

2	Notice and Second Amendment

Very truly yours,

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page to

Notice of Revolver and Term A Amendment and Waiver (May 13, 2008)

Accepted and Agreed to as of May 13, 2008:

STANDARD PACIFIC CORP.

By:	/s/ Andrew H. Parnes
	Name:	Andrew H. Parnes
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to

Notice of Revolver and Term A Amendment and Waiver (May 13, 2008)

EXHIBIT A

FOURTH AMENDMENT TO AND WAIVER UNDER REVOLVING CREDIT AGREEMENT AND

THIRD AMENDMENT TO AND WAIVER UNDER TERM LOAN A CREDIT AGREEMENT

See Attached.

Notice